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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549



                                       FORM 8-K



                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                                   October 13, 1997
                   Date of Report (Date of earliest event reported)



                                  SAFECO CORPORATION
                  (Exact name of registrant as specified in Charter)



WASHINGTON                        1-6563                   91-0742146
(State or other                 (Commission               (IRS Employer
jurisdiction of                 File Number)            Identification No.)
incorporation)



    SAFECO Plaza, Seattle, Washington                         98185
   (Address of principal executive offices)                 (Zip Code)


                                    (206) 545-5000
                 (Registrant's telephone number, including area code)


                                          -1-
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ITEM 5.  OTHER EVENTS

    On October 13, 1997, SAFECO Corporation (NASDAQ: SAFC) announced, based on a preliminary review of results, that it expects its third quarter earnings from operations to be 20 to 25 cents lower than the consensus estimate of analysts of $0.84 per share. Such consensus was based upon the earnings estimates survey by First Call Corporation an independent compiler of analyst estsimates of public company results of operation. The variance relates primarily to several unusually large losses in commercial lines, reduced credit to operations from reserve adjustments on claims settled during the quarter, and net interest charges for funds accumulated during the quarter which were used to close the October 1, 1997, acquisition of American States Financial Corporation. Based on the same preliminary review, SAFECO noted that claims severity and frequency in its core voluntary personal automobile line continues to be favorable and its overall loss reserve position continues to be sound.
     SAFECO will issue its third quarter earnings on its regular schedule on October 27, 1997.
     SAFECO is in the process of offering 12,700,000 shares of its common stock in an offering underwritten by Smith Barney Inc.; Credit Suisse First Boston; Fox-Pitt, Kelton Inc.; Goldman, Sachs & Co. and Merrill Lynch & Co.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

           (c) See Exhibit Index.

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                                      SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SAFECO CORPORATION


Dated: October 14, 1997                By: /s/ H. Paul Lowber
                                           ---------------------------
                                           H. Paul Lowber
                                           Vice President, Controller and
                                           Chief Accounting Officer


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EXHIBIT INDEX

    99.1  Press Release issued by SAFECO on October 13, 1997.